UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2025

KARTOON STUDIOS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	001-37950 (Commission File Number)	20-4118216 (I.R.S. Employer Identification No.)

190 N. Canon Drive, 4th Fl., Beverly Hills, CA 90210

(Address of principal executive offices) (Zip Code)

(310) 273-4222

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TOON	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2025, at the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) of Kartoon Studios, Inc. (the “Company”), the Company’s stockholders approved an amendment (the “Amendment”) to the Company’s Amended and Restated 2020 Incentive Plan, as amended (the “2020 Plan”) to increase the aggregate number of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), available for awards under the 2020 Plan by 5,000,000 shares. A summary of the material terms of the 2020 Plan is incorporated herein by reference from the Company’s definitive proxy statement for the 2025 Annual Meeting, as filed with the SEC on April 3, 2025 (the “Proxy Statement”). The Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2025 Annual Meeting, the Company’s stockholders were asked to consider and vote on five proposals, each of which is listed below and described in more detail in the Proxy Statement. With respect to each proposal, holders of Common Stock were entitled to cast one vote per share of Common Stock held as of the close of business on the record date of March 17, 2025. On the record date there were 47,784,964 shares of Common Stock issued and outstanding and entitled to vote at the 2025 Annual Meeting.

The following are the final results of voting on each of the proposals presented at the 2025 Annual Meeting:

Proposal No. 1: Election of Directors

The stockholders elected each of Andy Heyward, Joseph “Gray” Davis, Margaret Loesch, Lynne Segall, Henry Sicignano III, Anthony Thomopoulos and Dr. Cynthia Turner-Graham to serve on the Company’s Board of Directors and to hold office until the next annual meeting of the Company’s stockholders, or until their respective successors are elected and qualified or until their earlier resignation or removal.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Andy Heyward	12,317,557	1,360,342	11,453,948
Joseph “Gray” Davis	9,858,210	3,819,689	11,453,948
Margaret Loesch	9,704,581	3,973,318	11,453,948
Lynne Segall	9,383,805	4,294,094	11,453,948
Henry Sicignano III	9,704,733	3,937,166	11,453,948
Anthony Thomopoulos	10,274,771	3,403,128	11,453,948
Dr. Cynthia Turner-Graham	10,189,468	3,488,431	11,453,948

Proposal No. 2: The Auditor Ratification Proposal

The stockholders ratified the appointment of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,896,424	2,426,385	809,038	—

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Proposal No. 3: The Incentive Plan Increase Proposal

The stockholders approved the Amendment to the 2020 Plan to increase the aggregate number of shares of Common Stock available for awards under the 2020 Plan by 5,000,000 shares.

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,853,404	4,768,899	55,596	11,453,948

Proposal No. 4: The Warrant Exercise Proposal

The stockholders approved the issuance of up to an aggregate of 17,447,366 shares of Common Stock upon the exercise of certain warrants issued in connection with the offering that closed on December 18, 2024.

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,049,979	4,529,980	97,940	11,453,948

Proposal No. 5: The Adjournment Proposal

The stockholders approved adjournment of the Annual Meeting to solicit additional proxies if there were insufficient votes at the time of the meeting to adopt Proposal 3 and Proposal 4. The Company’s Board of Directors determined that an adjournment was not necessary because each of Proposal 3 and Proposal 4 had received a sufficient number of votes to be approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,095,763	4,513,796	68,340	11,453,948

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 2 to the Amended and Restated 2020 Incentive Plan, effective May 14, 2025
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARTOON STUDIOS, INC.

Date: May 16, 2025	By:	/s/ Andy Heyward
Name: Andy Heyward
Title: Chief Executive Officer

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